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                                                                    Exhibit 21.1
            SUBSIDIARIES OF THE COMPANY

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         Subsidiary                                       State / Country of Incorporation

Corrpro Companies, Inc. - Parent Company                               Ohio

         Harco Pacific Technologies Pte. Ltd.                          Singapore
         Corrpro Canada Holdings, Inc.                                 Canada
                  Corrpro Companies Australia Pty Ltd.                 NSW Australia
                  CSI Coating Systems                                  Canada
         Harco Arabia Ground Electrode Mfg. Co.                        Saudi Arabia
         Harco Arabia C.P. Protection Co. Ltd                          Saudi Arabia
         GoodAll Electric, Inc.                                        Ohio
         Corrpro Companies Engineering Ltd.                            In Liquidation
         Harcotec de Mexico S.A. DE C.V.                               Mexico
         CCI Trading, Inc. FSC                                         Barbados
         Commonwealth Seager Holdings Ltd.                             Canada
                  Corrpro Canada (OPCO)                                Canada
                           Oilfield Electronics                        Canada
                  D. Foley Pipeline Services Ltd.                      Canada
                  Alcoke - General Casting                             Canada
                  Commonwealth Pipeline, Inc.                          Delaware
                  Corrosion Interventions, Ltd.                        Canada
         Bass Software Inc.                                            Texas
                  Bass Trigon Software Inc.                            Colorado
         Wilson Walton Group Ltd.                                      United Kingdom
                  Basco Limited                                        United Kingdom
                           Basco Actel, Inc.                           Texas
                  Bosford Anode Supply Co. Ltd.                        United Kingdom
                  Corrpro Companies Asia Pacific Pte. Ltd.             Singapore
                  Activated Titanium Electrodes Ltd.                   United Kingdom
                  Wilson Walton Overseas (Holdings) Ltd.               United Kingdom
                           Wilson Walton Europe SA 80%                 Belgium
                           Wilson Walton Anti Corrosivos Ltd.          Portugal
                  Corrpro Companies Europe (UK) Ltd.                   United Kingdom
                  Wilson Walton (Gulf) Ltd.                            Jersey
                  Corrpro Companies Far East Ltd.                      Hong Kong
                  PT Wilson Walton Indonesia                           Indonesia
                  Corrpro Companies Asia Pacific Sdn Bnd.              Malaysia
                  Wilson Walton Investments                            United Kingdom
                           Wilson Walton Middle East Ltd.              Jersey
         Cathodic Protection Services Company                          Delaware
         Corrpro Companies (UK) Ltd.                                   United Kingdom
         Ocean City Research                                           New Jersey
         CCFC, Inc.                                                    Nevada

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
         Corrpro Companies Control India (P) Ltd.                      India
         Corrpro Companies Middle East                                 U.A.E.
         Rohrback Casasco Systems, Inc.                                California
                  Rohrback Casasco Systems                             United Kingdom

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